UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 3, 2003

RUBY TUESDAY, INC.
(Exact Name of Registrant as Specified in Charter)

GEORGIA	1-12454	63-0475239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of principal executive offices)

(865) 379-5700
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.

        On April 3, 2003, Ruby Tuesday, Inc. (the “Registrant”) completed the private sale of $85,000,000 aggregate principal amount of its 4.69% Senior Notes, Series A, due April 1, 2010 and $65,000,000 aggregate principal amount of its 5.42% Senior Notes, Series B, due April 1, 2013 (collectively, the “Senior Notes”) in a private placement transaction under Section 4(2) of the Securities Act of 1933. The Senior Notes were sold pursuant to a Note Purchase Agreement dated as of April 1, 2003 (the “Purchase Agreement”), between the Registrant and the Purchasers of the Senior Notes. Proceeds from the sale of the Senior Notes were used to pay down indebtedness under the Registrant’s Bank Credit Agreement term loans and Bank Credit Agreement revolving loan facility and for general corporate purposes. A copy of the Purchase Agreement is attached hereto as Exhibit 1.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c) Exhibits.

EXHIBIT	DESCRIPTION
1.1	Note Purchase Agreement dated as of April 1, 2003 between Ruby Tuesday, Inc. and the Purchasers.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBY TUESDAY, INC. (Registrant)
By: /S/ Daniel T. Cronk Daniel T. Cronk Senior Vice President, General Counsel and Secretary

Date: April 8, 2003